UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2009
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC.
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1789 W. Littleton Blvd. Littleton, CO 80120
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        At a meeting of the board of directors held on January 29, 2009, Mr. Samyak Veera was appointed a member of the board of directors of New Frontier Energy, Inc.

        Samyak Veera, age 34, has extensive experience in the financial markets. Since 2004, Mr. Veera has provided investment consultancy services, with a specialty in non-traditional asset classes, to select high net worth individuals and family offices. Since 2006, Mr. Veera has provided investment consultancy services for a family office that invests in a wide range of non-traditional investment, including private equity, venture capital, and real estate. From 2004 to 2006, Mr. Veera was a consultant to a family owned boutique investment firm that specialized in the acquisition of privately held companies. Mr. Veera previously worked at Morgan Stanley & Co. Inc in the fixed income group and at Goldman Sachs and Co. Inc., in the equity division. Mr. Veera is currently a director of Roselabs Finance Ltd., a publicly traded Non-Banking Finance Company in India.

        Mr. Veera is a summa cum laude graduate of Harvard college with a concentration in Applied Mathematics.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.
Date: February 4, 2009
	By:	/s/ Les Bates
Treasurer, Chief Accounting and Financial Officer, Secretary and Director